UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 18, 2015

HAWAIIAN HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-31443	71-0879698
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3375 Koapaka Street, Suite G-350, Honolulu, HI 96819
(Address of Principal Executive Offices) (Zip Code)

(808) 835-3700
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

As previously reported, in connection with the offering of its 5.00% Convertible Senior Notes due 2016 (the “Notes”) in 2011, Hawaiian Holdings, Inc. (the “Company”) entered into convertible note hedge transactions (the “Purchased Options”) with each of UBS AG and JPMorgan Chase Bank, National Association (collectively, the “Counterparties”) whereby the Company purchased from the Counterparties options covering approximately 10.9 million shares of the Company’s common stock at a strike price that corresponded to the initial conversion price of the Notes ($7.8819 per share), subject to anti-dilution adjustments, which Purchased Options were set to expire in March 2016. Concurrently with the Purchased Options, the Company also entered into warrant transactions (the “Warrants”) with the Counterparties whereby the Company sold to the Counterparties Warrants to acquire approximately 10.9 million shares of the Company’s common stock at a strike price of $10.00 per share, subject to anti-dilution adjustments, which Warrants were set to expire at various dates beginning in June 2016.

The Company agreed with the Counterparties to unwind and terminate the Purchased Options and the Warrants in their entirety, which unwinding and termination occurred on November 18, 2015. In connection with the unwind and termination of the Purchased Options, the Company received approximately $301.6 million from the Counterparties. In connection with the unwind and termination of the Warrants, the Company paid approximately $282.6 million to the Counterparties.

Item 7.01. Regulation FD.

The Purchased Options were antidilutive and have had no effect on diluted earnings per share. The Warrants were included in the Company’s computation of diluted earnings per share.

With the termination of the Warrants, the Company expects its diluted shares to decrease from the third quarter ended September 30, 2015. Specifically, for the fourth quarter ending December 31, 2015, the Company expects its diluted shares to be in the range of 57 to 58 million. In 2016, the Company expects its diluted shares to further decrease as the Warrants shall have no effect.

Safe Harbor Statement

The information contained herein contains forward-looking statements that reflect the Company’s current views with respect to its diluted shares.  These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment, which may cause the Company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements.  The Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date hereof even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized.  Additional information on risk factors that could potentially affect the Company’s operations and financial results may be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and subsequent filings with the Securities and Exchange Commission.

All of the information furnished in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and unless expressly set forth by specific reference in such filings, shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 23, 2015

HAWAIIAN HOLDINGS, INC.

By: /s/ Shannon L. Okinaka________________
Name: Shannon L. Okinaka
Title: Executive Vice President, Chief Financial
Officer and Treasurer